                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

    CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
                               SECTION 305(b) (2)

                     WELLS FARGO BANK, NATIONAL ASSOCIATION
               (Exact name of trustee as specified in its charter)

NOT APPLICABLE                                               94-1347393
(Jurisdiction of incorporation or                            (I.R.S. Employer
organization if not a U.S. national bank)                    Identification No.)

420 MONTGOMERY STREET
SAN FRANCISCO, CA                                            94163
(Address of principal executive offices)                     (Zip code)

                              WELLS FARGO & COMPANY
                          LAW DEPARTMENT, TRUST SECTION
                                  MAC N9305-172
                         SIXTH AND MARQUETTE, 17TH FLOOR
                              MINNEAPOLIS, MN 55479
                              (agent for services)

                         BURNS PHILP CAPITAL PTY LIMITED
               (Exact name of obligor as specified in its charter)

AUSTRALIA CAPITAL TERRITORY,                                      NOT APPLICABLE
AUSTRALIA                                                       (I.R.S. Employer
(State or other jurisdiction of                              Identification No.)
incorporation or organization)

                         BURNS PHILP CAPITAL (U.S.) INC.
               (Exact name of obligor as specified in its charter)

DELAWARE                                                              83-0347276
(State or other jurisdiction of                                 (I.R.S. Employer
incorporation or organization)                               Identification No.)

LEVEL 23, 56 PITT STREET                                                2000
SYDNEY, NEW SOUTH WALES, AUSTRALIA
(Address of principal executive offices)                              (Zip code)

                    10.75% SENIOR SUBORDINATED NOTES DUE 2011
                       (Title of the indenture securities)

Item 1. General Information. Furnish the following information as to the trustee:

            (a) Name and address of each examining or supervising authority to which it is subject.

                  Comptroller of the Currency,
                  Treasury Department
                  Washington, D.C.  20230

                  Federal Deposit Insurance Corporation
                  Washington, D.C. 20429

                  Federal Reserve Bank of San Francisco
                  San Francisco, CA  94120

            (b)   Whether it is authorized to exercise corporate trust powers.

                  The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

            None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee.     Not applicable.

Item 16. List of Exhibits.    List below all exhibits filed as a part of this
                              Statement of Eligibility. Wells Fargo Bank incorporates by reference into this Form T-1 exhibits attached hereto.

Exhibit 1. A copy of the Articles of Association of the trustee now in effect. *

Exhibit 2. A copy of the Comptroller of the Currency Certificate of Corporate Existence for Wells Fargo Bank, National Association, dated November 28, 2001. *

Exhibit 3. A copy of the authorization of the trustee to exercise corporate trust powers. A copy of the Comptroller of the Currency Certificate of Corporate Existence (with Fiduciary Powers) for Wells Fargo Bank, National Association, dated November 28, 2001. *

Exhibit 4.        Copy of By-laws of the trustee as now in effect. *

Exhibit 5.        Not applicable.

Exhibit 6. The consents of United States institutional trustees required by Section 321(b) of the Act.

Exhibit 7. Attached is a copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.        Not applicable.

Exhibit 9.        Not applicable.

* Incorporated by reference to exhibit number 25 filed with registration statement number 333-87398.

                                    SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles and State of California on the day of 10th of July, 2003.




                                WELLS FARGO BANK, NATIONAL ASSOCIATION

                                 /s/ Jeanie Mar
                                --------------------------------------
                                Name:      Jeanie Mar
                                Title:     Vice President

                                    EXHIBIT 6

July 10, 2003


Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request thereof.

                                       Very truly yours,

                                       WELLS FARGO BANK, NATIONAL ASSOCIATION


                                        /s/ Jeanie Mar
                                       --------------------------------------
                                       Jeanie Mar
                                       Vice President

                                    EXHIBIT 7

                       Consolidated Report of Condition of

                      Wells Fargo Bank National Association
                of 420 Montgomery Street, San Francisco, CA 94163
                     And Foreign and Domestic Subsidiaries,
      at the close of business March 31, 2003, filed in accordance with 12
                      U.S.C.Section 161 for National Banks.

                                                                                             Dollar Amounts
                                                                                              In Millions
                                                                                               --------
ASSETS
Cash and balances due from depository institutions:
         Noninterest-bearing balances and currency and coin                                    $  8,008
         Interest-bearing balances                                                                1,370
Securities:
         Held-to-maturity securities                                                                  0
         Available-for-sale securities                                                            5,189
Federal funds sold and securities purchased under agreements to resell:
         Federal funds sold in domestic offices                                                      78
         Securities purchased under agreements to resell                                             56
Loans and lease financing receivables:
         Loans and leases held for sale                                                          41,208
         Loans and leases, net of unearned income                                               113,872
         LESS: Allowance for loan and lease losses                                                1,334
         Loans and leases, net of unearned income and allowance                                 112,538
Trading Assets                                                                                    6,069
Premises and fixed assets (including capitalized leases)                                          1,594
Other real estate owned                                                                              69
Investments in unconsolidated subsidiaries and associated companies                                 255
Customers' liability to this bank on acceptances outstanding                                         29
Intangible assets
         Goodwill                                                                                 5,379
         Other intangible assets                                                                  4,694
Other assets                                                                                     10,219

                                                                                               --------
Total assets                                                                                   $196,755
                                                                                               ========
LIABILITIES
Deposits:
         In domestic offices                                                                   $105,713
                  Noninterest-bearing                                                            29,176
                  Interest-bearing                                                               76,537
         In foreign offices, Edge and Agreement subsidiaries, and IBFs                           17,156
                  Noninterest-bearing                                                                 3
                  Interest-bearing                                                               17,153

Federal funds purchased and securities sold under agreements to repurchase:
         Federal funds purchased in domestic offices                                             25,772
         Securities sold under agreements to repurchase                                             385

                                                                                                   Dollar Amounts
                                                                                                     In Millions
                                                                                                      --------
Trading liabilities                                                                                      5,473
Other borrowed money
         (includes mortgage indebtedness and obligations under capitalized leases)                      10,268
Bank's liability on acceptances executed and outstanding                                                    29
Subordinated notes and debentures                                                                        5,684
Other liabilities                                                                                        7,658

                                                                                                      --------
Total liabilities                                                                                     $178,138

Minority interest in consolidated subsidiaries                                                              36

EQUITY CAPITAL
Perpetual preferred stock and related surplus                                                                0
Common stock                                                                                               520
Surplus (exclude all surplus related to preferred stock)                                                13,285
Retained earnings                                                                                        4,638
Accumulated other comprehensive income                                                                     138
Other equity capital components                                                                              0

                                                                                                      --------
Total equity capital                                                                                    18,581

                                                                                                      --------
Total liabilities, minority interest, and equity capital                                              $196,755
                                                                                                      ========

I, James E. Hanson, Vice President of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

James E. Hanson
Vice President

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Carrie L. Tolstedt
Howard Atkins                               Directors
Clyde W. Ostler